Exhibit 1

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                                     ARKEMA

                                       AND

                              THE BANK OF NEW YORK

                                                                   As Depositary

                                       AND

           OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY SHARES

                                Deposit Agreement

                       Dated as of _________________, 2006

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                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS....................................................... 1

   SECTION 1.01   AMERICAN DEPOSITARY SHARES.................................. 1
   SECTION 1.02   BENEFICIAL OWNER............................................ 2
   SECTION 1.03   COMMISSION.................................................. 2
   SECTION 1.04   COMPANY..................................................... 2
   SECTION 1.05   CUSTODIAN................................................... 2
   SECTION 1.06   DELIVER; SURRENDER.......................................... 2
   SECTION 1.07   DEPOSIT AGREEMENT........................................... 3
   SECTION 1.08   DEPOSITARY; CORPORATE TRUST OFFICE.......................... 3
   SECTION 1.09   DEPOSITED SECURITIES........................................ 3
   SECTION 1.10   DOLLARS..................................................... 3
   SECTION 1.11   FOREIGN REGISTRAR........................................... 3
   SECTION 1.12   OWNER....................................................... 3
   SECTION 1.13   RECEIPTS.................................................... 3
   SECTION 1.14   REGISTRAR................................................... 3
   SECTION 1.15   RESTRICTED SECURITIES....................................... 3
   SECTION 1.16   SECURITIES ACT OF 1933...................................... 4
   SECTION 1.17   SHARES...................................................... 4

ARTICLE 2.  FORM OF RECEIPTS, DEPOSIT OF SHARES,  DELIVERY, TRANSFER
AND SURRENDER OF AMERICAN DEPOSITARY SHARES .................................. 4

   SECTION 2.01   FORM OF RECEIPTS; REGISTRATION AND TRANSFERABILITY
   OF AMERICAN DEPOSITARY SHARES.............................................. 4
   SECTION 2.02   DEPOSIT OF SHARES........................................... 5
   SECTION 2.03   DELIVERY OF AMERICAN DEPOSITARY SHARES ..................... 6
   SECTION 2.04   REGISTRATION OF TRANSFER OF AMERICAN DEPOSITARY
   SHARES; COMBINATION AND SPLIT-UP OF RECEIPTS; INTERCHANGE OF
   CERTIFICATED AND UNCERTIFICATED AMERICAN DEPOSITARY SHARES................. 6
   SECTION 2.05   SURRENDER OF AMERICAN DEPOSITARY SHARES AND
   WITHDRAWAL OF DEPOSITED SECURITIES......................................... 7
   SECTION 2.06   LIMITATIONS ON DELIVERY, TRANSFER AND SURRENDER OF
   AMERICAN DEPOSITARY SHARES................................................. 8
   SECTION 2.07   LOST RECEIPTS, ETC.......................................... 9
   SECTION 2.08   CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS........ 9
   SECTION 2.09   PRE-RELEASE OF AMERICAN DEPOSITARY SHARES................... 9
   SECTION 2.10   DTC DIRECT REGISTRATION SYSTEM AND PROFILE
   MODIFICATION SYSTEM....................................................... 10

ARTICLE 3.  CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY SHARES................................................... 11

   SECTION 3.01   REQUIREMENTS FOR HOLDINGS EXCEEDING CERTAIN PERCENTAGES.... 11
   SECTION 3.02   FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.......... 11
   SECTION 3.03   LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES........... 12
   SECTION 3.04   WARRANTIES ON DEPOSIT OF SHARES............................ 12
   SECTION 3.05   DISCLOSURE OF INTERESTS.................................... 12

ARTICLE 4.  THE DEPOSITED SECURITIES......................................... 12

   SECTION 4.01   CASH DISTRIBUTIONS......................................... 12
   SECTION 4.02   DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS............ 13
   SECTION 4.03   DISTRIBUTIONS IN SHARES.................................... 13
   SECTION 4.04   RIGHTS..................................................... 14
   SECTION 4.05   CONVERSION OF FOREIGN CURRENCY............................. 15
   SECTION 4.06   FIXING OF RECORD DATE...................................... 16
   SECTION 4.07   VOTING OF DEPOSITED SECURITIES............................. 17
   SECTION 4.08   CHANGES AFFECTING DEPOSITED SECURITIES..................... 18
   SECTION 4.09   REPORTS.................................................... 19
   SECTION 4.10   LISTS OF OWNERS............................................ 19


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   SECTION 4.11   WITHHOLDING................................................ 19

ARTICLE 5.  THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY................... 20

   SECTION 5.01   MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY
   THE DEPOSITARY............................................................ 20
   SECTION 5.02   PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY
   OR THE COMPANY............................................................ 21
   SECTION 5.03   OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIAN
   AND THE COMPANY........................................................... 21
   SECTION 5.04   RESIGNATION AND REMOVAL OF THE DEPOSITARY.................. 22
   SECTION 5.05   THE CUSTODIANS............................................. 23
   SECTION 5.06   NOTICES AND REPORTS........................................ 23
   SECTION 5.07   DISTRIBUTION OF ADDITIONAL SHARES, RIGHTS, ETC............. 24
   SECTION 5.08   INDEMNIFICATION............................................ 24
   SECTION 5.09   CHARGES OF DEPOSITARY...................................... 25
   SECTION 5.10   RETENTION OF DEPOSITARY DOCUMENTS.......................... 26
   SECTION 5.11   EXCLUSIVITY................................................ 26
   SECTION 5.12   LIST OF RESTRICTED SECURITIES OWNERS....................... 26

ARTICLE 6.  AMENDMENT AND TERMINATION........................................ 26

   SECTION 6.01   AMENDMENT.................................................. 26
   SECTION 6.02   TERMINATION................................................ 27

ARTICLE 7.  MISCELLANEOUS.................................................... 28

   SECTION 7.01   COUNTERPARTS............................................... 28
   SECTION 7.02   NO THIRD PARTY BENEFICIARIES............................... 28
   SECTION 7.03   SEVERABILITY............................................... 28
   SECTION 7.04   OWNERS AND BENEFICIAL OWNERS AS PARTIES;
   BINDING EFFECT............................................................ 28
   SECTION 7.05   NOTICES.................................................... 28
   SECTION 7.06   GOVERNING LAW.............................................. 29
   SECTION 7.07   COMPLIANCE WITH U.S. SECURITIES LAWS....................... 29
   SECTION 7.08   HEADINGS................................................... 29


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                                DEPOSIT AGREEMENT

      DEPOSIT AGREEMENT dated as of _______________, 2006, among ARKEMA, a societe anonyme incorporated under the laws of the Republic of France (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder.

                              W I T N E S S E T H:

      WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

      WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

      NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

      The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01. American Depositary Shares.

      The term "American Depositary Shares" shall mean the securities created under this Deposit Agreement representing rights with respect to the Deposited Securities. American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement shall be the prospectus required under the Securities Act of 1933 for sales of both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that refer specifically to Receipts, all the provisions of this Deposit Agreement shall apply to both certificated and uncertificated American Depositary Shares. Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional American Depositary Shares are not delivered, and thereafter American Depositary Shares shall represent the amount of Shares or Deposited Securities specified in such Sections.


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SECTION 1.02 Beneficial Owner.

      The term "Beneficial Owner" shall mean any person owning from time to time any beneficial interest in American Depositary Shares.

SECTION 1.03 Commission.

      The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.04 Company.

      The term "Company" shall mean Arkema, a societe anonyme, organized under the laws of the Republic of France, and its successors.

SECTION 1.05 Custodian.

      The term "Custodian" shall mean the principal Paris office of BNP Paribas Securities Services, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.06 Deliver; Surrender.

      (a) The term "deliver", or its noun form, when used with respect to Shares or Deposited Securities, shall mean effecting one or more entries in an account or accounts maintained by an institution authorized under applicable law to effect transfers of such securities in the name of the person entitled to that delivery.

      (b) The term "deliver", or its noun form, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to an account or accounts at The Depository Trust Company ("DTC") designated by the person entitled to such delivery, (ii) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person or (iii) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and whereupon mailing will be made to that person of a statement confirming that registration.

      (c) The term "surrender", when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (ii) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares or (iii) delivery to the Depositary at its Corporate Trust Office of an instruction from an Owner surrendering American Depositary Shares not evidenced by a Receipt.


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SECTION 1.07 Deposit Agreement.

      The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.08 Depositary; Corporate Trust Office.

      The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder. The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.09 Deposited Securities.

      The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.10 Dollars.

      The term "Dollars" shall mean United States dollars.

SECTION 1.11 Foreign Registrar.

      The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.12 Owner.

      The term "Owner" shall mean the person in whose name American Depositary Shares are registered on the books of the Depositary maintained for such purpose.

SECTION 1.13 Receipts.

      The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing certificated American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.14 Registrar.

      The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register American Depositary Shares and transfers of American Depositary Shares as herein provided.

SECTION 1.15 Restricted Securities.

      The term "Restricted Securities" shall mean Shares, or American Depositary Shares representing Shares, that are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering, or which are subject to resale limitations under Regulation D under the Securities Act of 1933 or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would


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require registration under the Securities Act of 1933 in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or the Republic of France, or under a shareholder agreement or the articles of association (statuts) of the Company.

SECTION 1.16 Securities Act of 1933.

      The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.17 Shares.

      The term "Shares" shall mean ordinary shares in registered form (titres nominatifs, i.e., registered in the Company's share register maintained by the Company or the Foreign Register, if applicable, on behalf of the Company ) or bearer form (titres au porteur, i.e., registered in a share account maintained by an accredited financial institution on behalf of the holder, including the Custodian) of the Company that are validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

                                   ARTICLE 2.
                      FORM OF RECEIPTS, DEPOSIT OF SHARES,
         DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES

SECTION 2.01 Form of Receipts; Registration and Transferability of American Depositary Shares.

      Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which (i) each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered and (ii) all American Depositary Shares delivered as hereinafter provided and all registrations of transfer of American Depositary Shares shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.


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      The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary, upon consultation with the Company, or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

      American Depositary Shares evidenced by a Receipt, when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York. The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

SECTION 2.02 Deposit of Shares.

      Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivering them to the Depositary by inscription in the name of the Depositary in a share account maintained by the Company or the Foreign Registrar, if applicable, in the case of Shares in registered form or in an account maintained by the Custodian in the case of Shares in bearer form, pursuant to appropriate instructions for transfer in a form satisfactory to the Company or the Foreign Registrar, as applicable, or the Custodian, as the case may be, together with all such certifications as may be required by the Depositary or the Custodian or the Company in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in such order, the number of American Depositary Shares representing such deposit. The Company or the Foreign Registrar, as applicable, in the case of Shares in registered form, or the Custodian in the case of Shares in bearer form, will, upon the request of the Depositary, issue or cause to be issued written confirmations as to holdings of Shares, it being agreed and understood that such confirmations do not constitute documents of title.

      No Share shall be accepted for deposit unless accompanied by evidence (which may be an opinion of counsel) reasonably satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Republic of France which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt


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transfer to the Custodian of any dividend, or right to subscribe for additional
Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

      Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.03 Delivery of American Depositary Shares.

      Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder, together with the other documents required as specified above, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order American Depositary Shares are deliverable in respect thereof and the number of American Depositary Shares to be so delivered. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the Foreign Registrar that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee). Upon receiving such notice from such Custodian, or upon the receipt of Shares or evidence of the right to receive Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall deliver, to or upon the order of the person or persons entitled thereto, the number of American Depositary Shares issuable in respect of that deposit, but only upon payment to the Depositary of the fees and expenses of the Depositary for the delivery of such American Depositary Shares as provided in Section 5.09, and of all taxes and governmental charges and fees, if any, payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.04 Registration of Transfer of American Depositary Shares; Combination
             and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.

      The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of American Depositary Shares on its transfer books from time to time, upon any surrender of American Depositary Shares, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or pursuant to a proper instruction, as the case may be, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall deliver the number of American Depositary Shares surrendered to or upon the order of the person entitled thereto.

      The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any


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authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

      The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing those American Depositary Shares.

      The Depositary shall ensure that it has on hand at all times a sufficient supply of Receipts to meet the demands for transfer.

      The Depositary at its expense, may, upon at least 20 days' prior notice to the Company, appoint one or more co-transfer agents for the purpose of effecting registration of transfers of American Depositary Shares and combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to American Depositary Shares and will be entitled to protection and indemnity to the same extent as the Depositary. The Depositary shall require each co-transfer agent it appoints under this Section 2.04 to give notice in writing to the Depositary accepting such appointment.

SECTION 2.05 Surrender of American Depositary Shares and Withdrawal of Deposited
             Securities.

      Upon surrender at the Corporate Trust Office of the Depositary of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Section 5.09 and payment of all taxes and governmental charges, if any, payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Company's statuts and applicable law and regulation, the Owner of those American Depositary Shares shall be entitled to delivery of the amount of Deposited Securities at the time represented by those American Depositary Shares as follows: (a) delivery of the amount of Deposited Securities at the time represented by surrendered American Depositary Shares to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the Company or the Foreign Registrar, if applicable, in the case of Shares in registered form, or maintained by an accredited financial institution in the case of Shares in bearer form, and (b) delivery of any other securities, property and cash to which such Owner is then entitled in respect of those American Depositary Shares to such Owner or such person or persons as ordered by such Owner. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

      A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank. The Depositary may require the surrendering Owner to execute and deliver to the Depositary a written


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order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order in the manner provided in the preceding paragraph. Thereupon the Depositary shall direct the Custodian to deliver at the office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement and the Company's statuts, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the surrendered American Depositary Shares, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by those American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

      At the request, risk and expense of any Owner so surrendering American Depositary Shares, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares (evidenced by such Receipt, if applicable) to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.06 Limitations on Delivery, Transfer and Surrender of American
             Depositary Shares.

      As a condition precedent to the delivery, registration of transfer, or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

      The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary or Company are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or the statuts of the Company, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding American Depositary Shares and


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withdrawal of Deposited Securities may not be suspended subject only to (i)
temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such Shares are exempt from registration thereunder. The Depositary shall comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may be reasonably specified in such instructions in order to facilitate the Company's compliance with United States federal and state securities and other laws and regulations, the laws and regulations of France or of any other jurisdiction or any provisions of the Company's statuts.

SECTION 2.07 Lost Receipts, etc.

      In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08 Cancellation and Destruction of Surrendered Receipts.

      All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.09 Pre-Release of American Depositary Shares.

      Unless requested in writing by the Company to cease doing so, the Depositary may, in accordance with this Section 2.09 and notwithstanding Section
2.03 hereof, deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 (a "Pre-Release"). The Depositary may, pursuant to
Section 2.05, deliver Shares upon the surrender of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released. The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom American Depositary Shares or Shares are to be delivered, that such person, or its customer, owns the Shares or American Depositary Shares to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate.

      The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10 DTC Direct Registration System and Profile Modification System

      (a) Notwithstanding the provisions of Section 2.04, the parties acknowledge that the Direct Registration System ("DRS") and Profile Modification System ("Profile") shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of the Owner of uncertificated American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

      (b) Upon issuance of American Depositary Shares in DRS, the American Depositary Shares of each Owner will be registered in the name of each such Owner. Each Owner will be given the option of (i) receiving a Receipt evidencing its American Depositary Shares, (ii) transferring such American Depositary Shares to a DTC participant designated by the Owner of such American Depositary Shares (which designation shall be unanimous if there is more than one Owner of the same American Depositary Shares), or (iii) maintaining its American Depositary Shares in DRS. Interchanges of certificated and uncertificated American Depositary Shares shall be effected pursuant to the terms of Section 2.04.

      (c) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Owner. The Company and each Owner agree that the Depositary shall have no liability for relying upon the authority of and information in, nor for complying with directions from, a DTC participant as set forth above. The Company shall indemnify and hold harmless the Depositary from and against any liability, expense, damage, loss and judgment arising from or related to the foregoing (including reasonable attorneys fees and expenses and expenses arising from or connected with the enforcement of this provision). For the avoidance of doubt, (i) the Depositary shall be fully protected by the foregoing limitation of liability and indemnification with respect to reliance upon and compliance with instructions from the DTC participant even if the Depositary's reliance on, and compliance with, such instructions is determined by a final, non-appealable order or judgment of a court of competent jurisdiction to constitute negligence, willful misconduct, breach of any duty owed by the Depositary to such Owner or violation of any law and (ii) the forgoing shall not apply to the manner in which the Depositary carries out actual transfer of the American Depositary Shares which are the subject of the DTC participant's instruction, which transfer shall continue to be governed by the other applicable terms of this Deposit Agreement. By way of example and not by way of limitation, if a court of competent jurisdiction determines that the transfer of American Depositary Shares pursuant to a DTC participant's instruction without obtaining prior authorization from the Owner constitutes negligence, the Depositary will nevertheless be protected under this subparagraph (b); on the other hand, in carrying out such instructions, if the Depositary transfers American Depositary Shares from the wrong account or to the wrong DTC participant, the obligation to indemnify the Depositary shall be determined in accordance with Sections 5.03 and 5.08.

                                   ARTICLE 3.
         CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF AMERICAN
                               DEPOSITARY SHARES

SECTION 3.01 Requirements for Holdings Exceeding Certain Percentages

      Any Beneficial Owner, acting alone or in concert with others, that becomes the holder, directly or indirectly, of more than certain percentages provided by French law and regulations and by the statuts of the Company, as amended from time to time, of Deposited Securities or voting rights of the Company, or that increases or decreases its holding of Deposited Securities or voting rights above or below any of those percentages, is required to notify, in compliance with French law and regulations and with the statuts of the Company, as amended from time to time, the Company and the French securities regulator (Autorite des marches financiers) of the number of Deposited Securities and voting rights it holds.

SECTION 3.02 Filing Proofs, Certificates and Other Information.

      Any person presenting Shares for deposit or any Owner or Beneficial Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall provide the Company upon its written request with copies of any such proofs, other information and certificates which it receives unless such disclosure is prohibited by law.

SECTION 3.03 Liability of Owner or Beneficial Owner for Taxes.

      If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such American Depositary Shares to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such American Depositary Shares shall remain liable for any deficiency.

SECTION 3.04 Warranties on Deposit of Shares.

      Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant, in addition to such representations and warranties as may be required pursuant to Section 2.02, that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares are not and American Depositary Shares representing such Shares would not be, Restricted Securities. Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.

SECTION 3.05 Disclosure of Interests.

      The Company may from time to time request Owners to provide information
(a) as to the capacity in which such Owners own or owned American Depositary Shares, (b) regarding the identity of any other persons then or previously interested in such American Depositary Shares and (c) regarding the nature of such interest and various other matters pursuant to applicable law or the Company's statuts or other such corporate document of the Company, all as if such American Depositary Shares were to the extent practicable the underlying Shares. Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Section. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to Owners or to forward to the Company any responses to such requests received by the Depositary.

                                   ARTICLE 4.
                            THE DEPOSITED SECURITIES

SECTION 4.01 Cash Distributions.

      Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert, as promptly as practicable, such dividend or distribution into Dollars and shall distribute, as promptly as practicable, the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in the Republic of France all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners.

SECTION 4.02 Distributions Other Than Cash, Shares or Rights.

      Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in
Section 4.01, 4.03 or 4.04, the Depositary shall, after consultation with the Company, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section
4.01. No distribution to Owners pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary or any of its agents.

SECTION 4.03 Distributions in Shares.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, upon prior consultation with and approval of the Company, and shall if the Company shall so request, deliver as promptly as practicable to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and after deduction or upon issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09. The Depositary may withhold any such delivery of American Depositary Shares if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in
Section 4.01. No distribution to Owners pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional American Depositary Shares are not so delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04 Rights.

      In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

      In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will as promptly as practicable make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

      If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, deliver American Depositary Shares to such Owner. In the case of a distribution pursuant to the second paragraph of this Section, such deposit shall be made, and Deposited Securities shall be delivered, under depositary arrangements which provide for issuance of Deposited Securities subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.

      If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may, and at the request of the Company shall, use reasonable efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

      The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration, it being understood that the Company shall have no obligation to furnish any such opinion.

      The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

      Notwithstanding any terms of this Deposit Agreement to the contrary, the Company shall have no obligation to prepare and file a registration statement for any purpose.

SECTION 4.05 Conversion of Foreign Currency.

      Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such foreign currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

      If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable, provided, however, that the Company shall not be obligated to make any such filings.

      If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

      If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.06 Fixing of Record Date.

      Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary and the Company agree to cause a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it reasonably necessary or convenient, the Depositary shall fix a record date which date shall be, the same or as near as practicable to the record date set by the Company, if any,
(a) for the determination of the Owners
who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee assessed by the Depositary pursuant to this Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.07 Voting of Deposited Securities.

      Subject to applicable French law and regulations and subject to the Company's statuts as amended from time to time, upon receipt from the Company of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners (a) an English version of the notice of such meeting sent by the Company to the Depositary, (b) a statement that the Owners as of the close of business on a specified record date will be entitled to forward to the Depositary instructions from the Beneficial Owners as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) an English version of any materials or other documents provided by the Company for the purpose of enabling such Owner to exercise such voting rights, (d) a statement setting forth the cut off date established by the Depositary for the receipt of the proxy and voting instructions form (the "Receipt Date") and (e) a proxy and voting instructions form (the "Voting Form"), which will be subject to the following procedures:

            (i) If the Voting Form is signed and returned and if an amendment is subsequently proposed to a resolution with respect to which the Owner voted in favor, then such Owner's votes will count as votes in favor of the amended resolution provided that such amendment is recommended by the Board of Directors;

            (ii) If the Voting Form is signed and returned by an Owner and if new resolutions are proposed after the mailing of the materials listed hereunder, then such Owner's votes will count as votes in favor of such new resolutions provided that such resolutions, including any amendments thereto, are recommended by the Board of Directors;

            (iii) With respect to a Voting Form which is signed but for which no voting instructions have been indicated with respect to some or all of the resolutions, then such Owner's votes will count as votes in favor of proposals recommended by the Board of Directors and against proposals opposed by the Board of Directors;

            (iv) a Voting Form will otherwise be voted in accordance with applicable French law; and

            (v) Any Owner completing and returning a Voting Form, to the extent such Owner is a Beneficial Owner, will be deemed to represent that such Owner is a non-resident of France within the meaning of articles L.228-1 and seq. of the French Commercial Code. Any Beneficial Owner forwarding instructions to an Owner will be deemed to represent that such Beneficial Owner is a non-resident of France within the meaning of articles L.228-1 and seq. of the French Commercial Code.

      Upon receipt by the Depositary from an Owner of a properly completed and signed Voting Form or other written instructions (to which written instructions the provisions of clauses (i) to (iv) above, inclusive, shall apply) on or before the Receipt Date, the Depositary shall endeavor, in so far as practicable and permitted under any applicable provisions of French law, the Company's statuts, as amended from time to time and the Deposited Securities, to vote or cause to be voted the amount of Deposited Securities represented by the American Depositary Shares to which that Voting Form or other written instructions relate in accordance with such Voting Form or other written instructions or in accordance with the statement under (e) above. The Depositary shall not vote, cause to vote or attempt to exercise the right to vote that attaches to such Shares or other Deposited Securities other than in accordance with properly completed and signed Voting Forms or other written instructions received from the Owner or in accordance with the statement under (e) above.

      In the event that an Owner transfers American Depositary Shares with respect to which it has already sent a Voting Form to the Depositary after the Receipt Date, the transferee of the American Depositary Shares shall not be entitled to give voting instructions or to change or cancel the voting instructions already given by the transferor.

      In the event that an Owner surrenders (as described in Section 2.05 hereof) the American Depositary Shares with respect to which it has already sent a Voting Form to the Depositary after the Receipt Date, the such person shall not be entitled to change or cancel the voting instructions already given by that person.

      In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, the Company shall endeavor to give the Depositary notice of any such meeting or solicitation not less than 35 days prior to the meeting date.

SECTION 4.08 Changes Affecting Deposited Securities.

      Upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities, shall be treated as new Deposited

Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, after consultation with the Company to the extent practicable, and shall if the Company shall so request in writing in English, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09 Reports.

      The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports, notices and other communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also, upon written request by the Company, send to the Owners copies of such reports when furnished by the Company pursuant to
Section 5.06. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10 Lists of Owners.

      Promptly upon request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names American Depositary Shares are registered on the books of the Depositary.

SECTION 4.11 Withholding.

      In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

      The Depositary will use reasonable efforts to follow the procedures established by the French Treasury for eligible United States Owners to (i) benefit, at the time of payment of the relevant dividend, from the reduced rate of French withholding tax and any available tax credit under the applicable income tax treaty between the United States and France, or if not possible (ii) recover the excess 10% French withholding tax initially withheld and deducted in respect of dividends distributed to them by the Company as well as to benefit from any available tax credit.

To effect such treaty benefit claims, recovery and receipt, the Depositary upon request shall provide U.S. resident Owners with the appropriate French tax forms and instructions for completing such forms or such other form or document as may be required for such purpose together with instructions which shall be provided by the Company to the Depositary, and shall advise such U.S. resident Owners to return such forms or documents to it properly completed and executed in due time. Upon receipt of such forms or documents properly completed and executed by U.S. resident Owners, the Depositary shall promptly cause them to be filed in due time with the appropriate French tax authorities, and upon receipt of any resulting remittance, the Depositary shall distribute to the Owners entitled thereto, as soon as practicable, the proceeds thereof in Dollars in accordance with Section 4.05.

                                   ARTICLE 5.
                 THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01 Maintenance of Office and Transfer Books by the Depositary.

      Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

      The Depositary shall keep books, at its Corporate Trust Office, for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the American Depositary Shares.

      The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder and shall close the books at the reasonable request of the Company. The Depositary shall notify the Company of any closure under the preceding sentence that is other than in the ordinary course of business.

      If any American Depositary Shares are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or upon at least 20 days' prior notice to the Company appoint a Registrar or one or more co-registrars for registry of such American Depositary Shares in accordance with any requirements of such exchange or exchanges.

      The Company will have the right to inspect the transfer and registration records of the Depositary, take copies thereof and to require the Depositary, the Registrar and any co-registrars, at the Company's expense, to supply copies of such portions of such records as the Company may reasonably request.

SECTION 5.02 Prevention or Delay in Performance by the Depositary or the
             Company.

      Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the statuts of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed, (ii) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (iv) for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Beneficial Owners, or (v) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03 Obligations of the Depositary, the Custodian and the Company.

      The Company and its directors, employees, agents and affiliates assume no obligation nor shall they be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

      The Depositary and its directors, employees, agents and affiliates assume no obligation nor shall they be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

      Neither the Depositary nor the Company nor any of their directors, employees, agents and affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares on behalf of any Owner or Beneficial Owner or any person.

      Neither the Depositary nor the Company nor any of their directors, employees, agents and affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

      The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

      The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

      No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04 Resignation and Removal of the Depositary.

      The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by 90 days prior written notice of such removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall promptly and duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, shall promptly deliver to such successor a list of the Owners of all outstanding Receipts and shall take any other action that the Company may reasonably request in furtherance of the foregoing. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

      Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05 The Custodians.

      The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. The Depositary in its discretion may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. The Depositary shall notify the Company of the appointment of a substitute or additional Custodian as soon as practicable before the date on which such appointment is to become effective. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Upon any such change, the Depositary shall give notice thereof in writing to the Company, as promptly as practicable.

      Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06 Notices and Reports.

      On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

      The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will arrange for the mailing, as promptly as practicable and at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary), of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time (after verification from the Depositary of such quantity), in order for the Depositary to effect such mailings.

SECTION 5.07 Distribution of Additional Shares, Rights, etc.

      The Company agrees that in the event of any issuance or distribution of
(1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a "Distribution"), the Company will furnish to the Depositary, as promptly as practicable, a written opinion from U.S. counsel for the Company, which may be internal U.S. counsel, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

      The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or the Company delivers to the Depositary an opinion of United States counsel to the effect that the issuance of such Shares is exempt from registration requirement of the Securities Act of 1933.

      Nothing in this Section 5.07 or elsewhere in this Deposit Agreement shall create any obligation on the part of the Company or the Depositary to file a registration statement in respect of any securities or rights.

SECTION 5.08 Indemnification.

      The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, pursuant to the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates. Any person seeking indemnification hereunder shall notify the Company of the commencement of any indemnifiable action or claim promptly after any such person becomes aware of such commencement and shall consult in good faith with the Company as to the conduct of the defense of such action or claim (including the compromise or settlement thereof).

      The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09) of American Depositary Shares in accordance with Section 2.09 and which would not otherwise have arisen had such American Depositary Shares not been the subject of a Pre-Release pursuant to
Section 2.09; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had the American Depositary Shares not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (x) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (y) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

      The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

SECTION 5.09 Charges of Depositary.

      The Company agrees to pay the fees and reasonable expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its detailed statement for such charges and expenses to the Company at least once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.03), or by Owners, as applicable: (1) taxes and other governmental charges,
(2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections
4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause (6), a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause (9) below and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

      The Depositary, subject to the Company statuts and Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

SECTION 5.10 Retention of Depositary Documents.

      The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11 Exclusivity.

      Subject to the provisions of Section 5.04, the Company agrees not to appoint any other depositary for issuance of American or global depositary shares or receipts so long as The Bank of New York is acting as Depositary hereunder.

SECTION 5.12 List of Restricted Securities Owners.

      From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

                                   ARTICLE 6.
                            AMENDMENT AND TERMINATION

SECTION 6.01 Amendment.

      The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding American Depositary Shares. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such American Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02 Termination.

      The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of termination to the Company and the Owners of all American Depositary Shares then outstanding at least 30 days prior to the date of termination, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in
Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by those American Depositary Shares. If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).

      At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

                                   ARTICLE 7.
                                  MISCELLANEOUS

SECTION 7.01 Counterparts.

      This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner during business hours.

SECTION 7.02 No Third Party Beneficiaries.

      This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03 Severability.

      In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04 Owners and Beneficial Owners as Parties; Binding Effect.

      The Owners and Beneficial Owners from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05 Notices.

      Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by registered mail or cable, telex or facsimile transmission confirmed by letter, addressed to ARKEMA, 4-8 cours Michelet 92800 Puteaux, France, Attention: General Counsel, or any other place to which the Company may have transferred its principal office with notice to the Depositary.

      Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office with notice to the Company.

      Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for American Depositary Shares of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

      Delivery of a notice sent by mail (other than registered mail) or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. Notices sent by registered mail or personally delivered will be deemed to have been duly given on the date on which signed for or on behalf of the addressee. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06 Governing Law.

      This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of the Republic of France. It is understood that, notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of the Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of such holders, as such, shall be governed by the laws of the Republic of France (or, if applicable, such other law as may govern Deposited Securities).

SECTION 7.07 Compliance with U.S. Securities Laws.

      Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

SECTION 7.08 Headings

      Heading contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

      IN WITNESS WHEREOF, ARKEMA and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                                  ARKEMA

                                                  By: __________________________
                                                      Name:
                                                      Title:

                                                  THE BANK OF NEW YORK,
                                                      as Depositary

                                                  By: __________________________
                                                      Name:
                                                      Title:

                                    EXHIBIT A

                                  AMERICAN DEPOSITARY SHARES
                                  (Each American Depositary Share represents one deposited Share)

                              THE BANK OF NEW YORK
                           AMERICAN DEPOSITARY RECEIPT
                             FOR ORDINARY SHARES OF
                        THE PAR VALUE OF 10 EUROS EACH OF
                                     ARKEMA
             (INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF FRANCE)

      The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that___________ ____________________________________________,
or registered assigns IS THE OWNER OF _____________________________

                           AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares (herein called "Shares") of ARKEMA, incorporated under the laws of the Republic of France (herein called the "Company"). At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Paris office of BNP Paribas Securities Services (herein called the "Custodian"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

               THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
                    101 BARCLAY STREET, NEW YORK, N.Y. 10286

      1. THE DEPOSIT AGREEMENT.

      This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of ______________, 2006 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

      2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

      Upon surrender at the Corporate Trust Office of the Depositary of American Depositary Shares, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Company's articles of association (statuts) and applicable law and regulation, the Owner of those American Depositary Shares is entitled to delivery of the amount of Deposited Securities at the time represented by those American Depositary Shares as follows: (a) delivery of the amount of Deposited Securities at the time represented by surrendered American Depositary Shares to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the Company or the Foreign Registrar, if applicable, in the case of Shares in registered form, or maintained by an accredited financial institution in the case of Shares in bearer form, and (b) delivery of any other securities, property and cash to which such Owner is then entitled in respect of those American Depositary Shares to such Owner or such person or persons as ordered by such Owner. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary.

      3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

      Transfers of American Depositary Shares may be registered on the books of the Depositary by the Owner in person or by a duly authorized attorney, upon surrender of those American Depositary Shares properly endorsed for transfer or accompanied by proper instruments of transfer (in the case of a Receipt) or pursuant to a proper instruction (in the case of uncertificated American Depositary Shares) and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such

Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the Owner of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing those American Depositary Shares. As a condition precedent to the delivery, registration of transfer, or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.

      The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary or Company are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or the statuts of the Company, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such Shares are exempt from registration thereunder. The Depositary shall comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may be reasonably specified in such instructions in order to facilitate the Company's compliance with United States federal and state securities and other laws and regulations, the laws and regulations of France or of any other jurisdiction or any provisions of the Company's statuts.

      4. LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

      If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such American Depositary Shares to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such American Depositary Shares shall remain liable for any deficiency.

      5. WARRANTIES ON DEPOSIT OF SHARES.

      Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant, in addition to such representations and warranties as may be required pursuant to Section 2.02 of the Deposit Agreement, that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares are not and American Depositary Shares representing such Shares would not be, Restricted Securities. Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.

      6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

      Any person presenting Shares for deposit or any Owner or Beneficial Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall provide the Company upon its written request with copies of any such proofs, other information and certificates which it receives unless such disclosure is prohibited by law. No Share shall be accepted for deposit unless accompanied by evidence (which may be an opinion of counsel) reasonably satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Republic of France which is then performing the function of the regulation of currency exchange.

      7. CHARGES OF DEPOSITARY.

      The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.03 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to
Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section
2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause (6), a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause (9) below and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

      The Depositary, subject to the Company statuts and Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

      8. PRE-RELEASE OF RECEIPTS.

      Unless requested in writing by the Company to cease doing so, the Depositary may, in accordance with the Article 8 and notwithstanding Section
2.03 of the Deposit Agreement, deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a "Pre-Release"). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the surrender of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released. The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom American Depositary Shares or Shares are to be delivered, that such person, or its customer, owns the Shares or American Depositary Shares to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate.

      The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

      9. TITLE TO RECEIPTS.

      It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees that when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York. The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

      10. VALIDITY OF RECEIPT.

      This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

      11. REPORTS; INSPECTION OF TRANSFER BOOKS.

      The Company currently furnishes the Securities and Exchange Commission (hereinafter called the "Commission") with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

      The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also, upon written request by the Company, send to Owners copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

      The Depositary will keep books, at its Corporate Trust Office, for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American Depositary Shares.

      12. DIVIDENDS AND DISTRIBUTIONS.

      Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert, as promptly as practicable, such dividend or distribution into dollars and will distribute, as promptly as practicable, the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement) to the Owners entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

      Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, after consultation with the Company, cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in
Section 4.01 of the Deposit Agreement. No distribution to Owners pursuant to this Article 12 shall be unreasonably delayed by any action of the Depositary or any of its agents.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, upon prior consultation with and approval of the Company, and shall if the Company shall so request, deliver as promptly as practicable to the Owners entitled thereto, an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and after deduction or upon issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement. In lieu of delivering fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01of the Deposit Agreement. No distribution to Owners pursuant to Section 4.03 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional American Depositary Shares are not so delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

      In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

      13. RIGHTS.

      In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

      In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will as promptly as practicable make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

      If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, deliver American Depositary Shares to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such deposit shall be made, and Deposited Securities shall be delivered, under depositary arrangements which provide for issuance of Deposited Securities subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.

      If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may, and at the request of the Company shall, use reasonable efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

      The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration, it being understood that the Company shall have no obligation to furnish any such opinion.

      The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

      Notwithstanding any terms of the Deposit Agreement to the contrary, the Company shall have no obligation to prepare and file a registration statement for any purpose.

      14. CONVERSION OF FOREIGN CURRENCY.

      Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such foreign currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

      If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable, provided, however, that the Company shall not be obligated to make any such filings.

      If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

      If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

      15. RECORD DATES.

      Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary and the Company agree to cause a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it reasonably necessary or convenient, the Depositary shall fix a record date which date shall be, the same or as near as practicable to the record date set by the Company, if any,
(a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof,
(ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

      16. VOTING OF DEPOSITED SECURITIES.

      Subject to applicable French law and regulations and subject to the Company's statuts as amended from time to time, upon receipt from the Company of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners (a) an English version of the notice of such meeting sent by the Company to the Depositary, (b) a statement that the Owners as of the close of business on a specified record date will be entitled to forward to the Depositary instructions from the Beneficial Owners as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) an English version of any materials or other documents provided by the Company for the purpose of enabling such Owner to exercise such voting rights, (d) a statement setting forth the cut off date established by the Depositary for the receipt of the proxy and voting instructions form (the "Receipt Date") and (e) a proxy and voting instructions form (the "Voting Form"), which will be subject to the following procedures:

      (i) If the Voting Form is signed and returned and if an amendment is subsequently proposed to a resolution with respect to which the Owner voted in favor, then such Owner's votes will count as votes in favor of the amended resolution provided that such amendment is recommended by the Board of Directors;

      (ii) If the Voting Form is signed and returned by an Owner and if new resolutions are proposed after the mailing of the materials listed hereunder, then such Owner's votes will count as votes in favor of such new resolutions provided that such resolutions, including any amendments thereto, are recommended by the Board of Directors;

      (iii) With respect to a Voting Form which is signed but for which no voting instructions have been indicated with respect to some or all of the resolutions, then such Owner's votes will count as votes in favor of proposals recommended by the Board of Directors and against proposals opposed by the Board of Directors;

      (iv) a Voting Form will otherwise be voted in accordance with applicable French law; and

      (v) Any Owner completing and returning a Voting Form, to the extent such Owner is a Beneficial Owner, will be deemed to represent that such Owner is a non-resident of France within the meaning of articles L.228-1 and seq. of the French Commercial Code. Any Beneficial Owner forwarding instructions to an Owner will be deemed to represent that such Beneficial Owner is a non-resident of France within the meaning of articles L.228-1 and seq. of the French Commercial Code.

      Upon receipt by the Depositary from an Owner of a properly completed and signed Voting Form or other written instructions (to which written instructions the provisions of clauses (i) to (iv) above, inclusive, shall apply) on or before the Receipt Date, the Depositary shall endeavor, in so far as practicable and permitted under any applicable provisions of French law, the Company's statuts, as amended from time to time and the Deposited Securities, to vote or cause to be voted the amount of Deposited Securities represented by the American Depositary Shares to which that Voting Form or other written instructions relate in accordance with such Voting Form or other written instructions or in accordance with the statement under (e) above. The Depositary shall not vote, cause to vote or attempt to exercise the right to vote that attaches to such Shares or other Deposited Securities other than in accordance with properly completed and signed Voting Forms or other written instructions received from the Owner or in accordance with the statement under (e) above.

      In the event that an Owner transfers American Depositary Shares with respect to which it has already sent a Voting Form to the Depositary after the Receipt Date, the transferee of the American Depositary Shares shall not be entitled to give voting instructions or to change or cancel the voting instructions already given by the transferor.

      In the event that an Owner surrenders (as described in Section 2.05 hereof) the American Depositary Shares with respect to which it has already sent a Voting Form to the Depositary after the Receipt Date, the such person shall not be entitled to change or cancel the voting instructions already given by that person.

      In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, the Company shall endeavor to give the Depositary notice of any such meeting or solicitation not less than 35 days prior to the meeting date.

      17. CHANGES AFFECTING DEPOSITED SECURITIES.

      Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, after consultation with the Company to the extent practicable, and shall if the Company shall so request in writing in English, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

      18. LIABILITY OF THE COMPANY AND DEPOSITARY.

      Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner, (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority, or by reason of any provision, present or future, of the articles of association (statuts) of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iv) for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Beneficial Owners, or (v) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution pursuant to
Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary nor any of their respective directors, employees, agents or affiliates assume any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary and its directors, employees, agents or affiliates shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, on behalf of any Owner or Beneficial Owner or other person. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, pursuant to the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates. Any person seeking indemnification hereunder shall notify the Company of the commencement of any indemnifiable action or claim promptly after any such person becomes aware of such commencement and shall consult in good faith with the Company as to the conduct of the defense of such action or claim (including the compromise or settlement thereof). No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

      19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

      The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 90 days prior written notice of such removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit

Agreement. The Depositary in its discretion may appoint a substitute or additional custodian or custodians.

      20. AMENDMENT.

      The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding American Depositary Shares. Every Owner and Beneficial Owner of American Depositary Shares, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such American Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

      21. TERMINATION OF DEPOSIT AGREEMENT.

      The Depositary shall, at any time at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of termination to the Company and the Owners of all American Depositary Shares then outstanding at least 30 days prior to the date of termination, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Article 19 hereof and
Section 5.04 of the Deposit Agreement. On and after the date of termination, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by those American Depositary Shares. If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

      22. DTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM

      (a) Notwithstanding the provisions of Section 2.04 of the Deposit Agreement, the parties acknowledge that the Direct Registration System ("DRS") and Profile Modification System ("Profile") shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of the Owner of uncertificated American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

      (b) Upon issuance of American Depositary Shares in DRS, the American Depositary Shares of each Owner will be registered in the name of each such Owner. Each Owner will be given the option of (i) receiving a Receipt evidencing its American Depositary Shares, (ii) transferring such American Depositary Shares to a DTC participant designated by the Owner of such American Depositary Shares (which designation shall be unanimous if there is more than one Owner of the same American Depositary Shares), or (iii) maintaining its American Depositary Shares in DRS. Interchanges of certificated and uncertificated American Depositary Shares shall be effected pursuant to the terms of Section
2.04 of the Deposit Agreement.

      (c) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Owner. The Company and each Owner agree that the Depositary shall have no liability for relying upon the authority of and information in, nor for complying with directions from, a DTC participant as set forth above. The Company shall indemnify and hold harmless the Depositary from and against any liability, expense, damage, loss and judgment arising from or related to the foregoing (including reasonable attorneys fees and expenses and expenses arising from or connected with the enforcement of this provision). For the avoidance of doubt,
(i) the Depositary shall be fully protected by the foregoing limitation of liability and indemnification with respect to reliance upon and compliance with instructions from the DTC participant even if the Depositary's reliance on, and compliance with, such instructions is determined by a final, non-appealable order or judgment of a court of competent jurisdiction to constitute negligence, willful misconduct, breach of any duty owed by the Depositary to such Owner or violation of any law and (ii) the forgoing shall not apply to the manner in which the Depositary carries out actual transfer of the American Depositary Shares which are the subject of the DTC participant's instruction, which transfer shall continue to be governed by the other applicable terms of the Deposit Agreement. By way of example and not by way of limitation, if a court of competent jurisdiction determines that the transfer of American Depositary Shares pursuant to a DTC participant's instruction without obtaining prior authorization from the Owner constitutes negligence, the Depositary will nevertheless be protected under this subparagraph (b); on the other hand, in carrying out such instructions, if the Depositary transfers American Depositary Shares from the wrong account or to the wrong DTC participant, the obligation to indemnify the Depositary shall be determined in accordance with Sections 5.03 and 5.08 of the Deposit Agreement.

      23. REQUIREMENTS FOR HOLDINGS EXCEEDING CERTAIN PERCENTAGES

      Any Beneficial Owner, acting alone or in concert with others, that becomes the holder, directly or indirectly, of more than certain percentages provided by French law and regulations and by the statuts of the Company, as amended from time to time, of Deposited Securities or voting rights of the Company, or that increases or decreases its holding of Deposited Securities or voting rights above or below any of those percentages, is required to notify, in compliance with French law and regulations and with the statuts of the Company, as amended from time to time, the Company and the French securities regulator (Autorite des marches financiers) of the number of Deposited Securities and voting rights it holds.

      24. DISCLOSURE OF INTERESTS.

      The Company may from time to time request Owners to provide information
(a) as to the capacity in which such Owners own or owned American Depositary Shares, (b) regarding the identity of any other persons then or previously interested in such American Depositary Shares and (c) regarding the nature of such interest and various other matters pursuant to applicable law or the Company's statuts or other such corporate document of the Company, all as if such American Depositary Shares were to the extent practicable the underlying Shares. Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Article 24. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to Owners or to forward to the Company any responses to such requests received by the Depositary.


                                       17